UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2014, KBR, Inc. (“KBR”) entered into the First Amendment (the “Amendment”) to its Five Year Revolving Credit Agreement dated as of December 2, 2011 (the “Credit Agreement”), among KBR, the several banks and other institutions parties to the Credit Agreement, Citibank, NA., as administrative agent, The Royal Bank of Scotland PLC, as syndication agent, and ING Bank, N.V. and The Bank of Nova Scotia as co-documentation agents.

The Amendment, among other things, amends KBR’s Consolidated Net Worth (as defined in the Credit Agreement) covenant to reduce the threshold to $1,500,000,000 and provides for additional exceptions to the covenant prohibiting sales, leases, transfers or other dispositions of assets of KBR and its Subsidiaries (as defined in the Credit Agreement). “Material Permitted Dispositions” and “Strategic Dispositions” are included as additional permitted dispositions through the Amendment. Material Permitted Dispositions are those in which total consideration is equal to or greater than $50,000,000 and where KBR meets the financial covenants in the Credit Agreement on a pro forma basis as estimated in good faith as of the most recently completed fiscal quarter, after giving effect to the disposition. Strategic Dispositions are those dispositions made in connection with the announcements made in KBR’s 2014 Investor Day presentations on Thursday, December 11, 2014.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On December 11, 2014, KBR announced the results of a major strategic review designed to create a more streamlined, empowered, and accountable global organization. The transformation will reorganize KBR into three new businesses focusing on core strengths in (1) technology and consulting, (2) engineering and construction, and (3) government services. As a result of the strategic review, KBR will be divesting or exiting the following non-strategic businesses (a) fixed price EPC power, (b) fixed price EPC infrastructure and U.S. minerals, (c) its building group, and (d) fixed price, standalone construction. In addition, options for Canadian module fabrication and U.S. military deployed operations support businesses are still under consideration. KBR functions at a corporate level will also be streamlined. KBR expects to take a pre-tax charge for the restructuring activities ranging from $800 million to $1 billion, the majority of which will be non-cash. KBR expects the reorganization to reduce annual operating expenses by $200 million by 2016 and reduce its total workforce by approximately 1,000 positions.

ITEM 7.01 Regulation FD Disclosure

On December 11, 2014, KBR issued a press release announcing its restructuring plan. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Credit Agreement dated as of December 11, 2014 to the Five Year Revolving Credit Agreement dated as of December 2, 2011 (the “Credit Agreement”) among KBR, Inc., the several banks and other institutions parties to the Credit Agreement, Citibank, NA., as administrative agent, The Royal Bank of Scotland PLC, as syndication agent, and ING Bank, N.V. and The Bank of Nova Scotia as co-documentation agents

99.1	KBR press release dated December 11, 2014, titled “KBR, Inc. Announces Major Business Transformation.”

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Some of the statements contained in this current report are forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include information concerning KBR’s possible or assumed future financial performance and results of operations.

KBR has based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors KBR believes are appropriate in the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, factors that could cause actual future results to differ materially include the risks and uncertainties described in KBR’s Annual Report on Form 10-K/A under “Risk Factors” contained in Part I of such report.

Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially and adversely affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially and adversely from those projected in the forward-looking statements. We caution against putting undue reliance on forward-looking statements or projecting any future results based on such statements or on present or prior earnings levels. In addition, each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 12, 2014	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law